## ANNEX A

## NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Senior Convertible Debenture No. 101 due March 31, 2023 of American Resources Corporation, a Florida corporation (the "Company"), into shares of class A common stock (the "Common Stock"), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Debenture, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

**Conversion calculations:**

Date to Effect Conversion: 01/31/2023

Principal Amount of Debenture to be Converted: $9,891,241.12 (full conversion of remaining principal & accrued interest)

Number of shares of Common Stock to be issued: 9,420,230

Signature: Alex Lau

Name: Alex Lau

Address for Delivery of Conversion Shares: Hold in book entry form at Transfer Agent pending further instructions

Or

**DWAC Instructions:**

Broker No: ____________________

Account No: ____________________

**Deliver notice to Company via email: accounting@americanresourcescorp.com**